Exhibit 10.1c

SEASPINE HOLDINGS CORPORATION
2015 INCENTIVE AWARD PLAN

STOCK OPTION GRANT NOTICE
SeaSpine Holdings Corporation, a Delaware corporation (the “Company”), pursuant to its 2015 Incentive Award Plan (as may be amended and/or restated from time to time, the “Plan”), hereby grants to the individual listed below (the “Optionee”), an option to purchase the number of shares of Common Stock, par value $0.01 per share, of the Company (the “Shares”), set forth below (the “Option”). This Option is subject to all of the terms and conditions set forth herein and in the Stock Option Agreement attached hereto as Exhibit A (the “Agreement”) and the Plan, each of which is incorporated herein by reference. Unless otherwise defined herein, the terms defined in the Plan shall have the same defined meanings in this Stock Option Grant Notice (this “Grant Notice”) and the Agreement.

Optionee:	[__________]
Grant Date:	[__________]
Vesting Commencement Date:	[__________]
Exercise Price per Share:	$[__________] / Share
Total Number of Shares Subject to the Option:	[__________] Shares
Expiration Date:	[8th Anniversary of Grant Date]
Vesting Schedule:	[__________]
Termination:	The Option shall terminate on the Expiration Date set forth above or, if earlier, in accordance with the terms of the Agreement
Type of Option:	Non-Qualified Stock Option

By his or her signature below, the Optionee agrees to be bound by the terms and conditions of the Plan, the Agreement and this Grant Notice. The Optionee has reviewed the Agreement, the Plan and this Grant Notice in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Grant Notice and fully understands all provisions of this Grant Notice, the Agreement and the Plan. The Optionee hereby agrees to accept as binding, conclusive and final all decisions and/or interpretations of the Administrator upon any questions arising under the Plan or relating to the Option. If the Optionee lives in a community property state and either is married or has a registered domestic partner, his or her spouse has signed the Consent of Spouse attached to this Grant Notice as Exhibit B, if so requested by the Company.

SEASPINE HOLDINGS CORPORATION		OPTIONEE
By:		By:
Print Name:		Print Name:
Title: Address:	5770 Armada Drive	Address:
	Carlsbad, CA 92008	Email:

US-DOCS\70682527.2

US-DOCS\70682527.2

EXHIBIT A
TO STOCK OPTION GRANT NOTICE

STOCK OPTION AGREEMENT
Pursuant to the Stock Option Grant Notice (the “Grant Notice”) to which this Stock Option Agreement (this “Agreement”) is attached, SeaSpine Holdings Corporation, a Delaware corporation (the “Company”), has granted to the Optionee an option (the “Option”) under the Company’s 2015 Incentive Award Plan (as amended and/or restated from time to time, the “Plan”) to purchase the number of Shares indicated in the Grant Notice.
ARTICLE I.
GENERAL
1.1    Incorporation of Terms of Plan. The Option is subject to the terms and conditions of the Plan, which are incorporated herein by reference. In the event of any inconsistency between the Plan and this Agreement, the terms of the Plan shall control.
1.2    Defined Terms. Capitalized terms not specifically defined herein shall have the meanings specified in the Plan and the Grant Notice.

ARTICLE II.
GRANT OF OPTION
2.1    Grant of Option. In consideration of the Optionee’s past and/or continued employment with or service to the Company or any Affiliate and for other good and valuable consideration, effective as of the Grant Date set forth in the Grant Notice (the “Grant Date”), the Company irrevocably grants to the Optionee the Option to purchase any part or all of the aggregate number of Shares set forth in the Grant Notice, upon the terms and conditions set forth in the Plan and this Agreement. The Option shall be a Non-Qualified Stock Option.
2.2    Exercise Price. The exercise price of the Shares subject to the Option shall be as set forth in the Grant Notice, without commission or other charge; provided, however, that the exercise price per share of the Shares subject to the Option shall not be less than 100% of the Fair Market Value of a Share on the Grant Date.
2.3    Consideration to the Company. In consideration of the grant of the Option by the Company, the Optionee agrees to render faithful and efficient services to the Company or any Affiliate.
ARTICLE III.
PERIOD OF EXERCISABILITY

3.1    Commencement of Exercisability.
(a)    Subject to this Article III, the Option shall become vested and exercisable in such amounts and at such times as are set forth in the Grant Notice.
(b)    Except as set forth in Section 11.2(d) of the Plan, no portion of the Option which has not become vested and exercisable as of the date of the Optionee’s Termination of Service shall thereafter become vested and exercisable, except as may be otherwise provided by the Administrator or as set forth in the Plan or a written agreement between the Company and the Optionee.
For clarity, in addition to the foregoing, if a Change in Control occurs, the Option shall be subject to accelerated vesting and exercisability as provided in Section 12.2(d)(ii) and (iii) of the Plan.
3.2    Duration of Exercisability. Any installments provided for in the vesting schedule set forth in the Grant Notice are cumulative. Each such installment which becomes vested and exercisable pursuant to the vesting schedule set forth in the Grant Notice shall remain vested and exercisable until it becomes unexercisable under Section 3.3 hereof.
3.3    Expiration of Option. The Option may not be exercised to any extent by anyone after the first to occur of the following events:
(a)    The Expiration Date set forth in the Grant Notice;
(b)    Subject to clause (c) and (d) below, the date that is three (3) months from the date of the Optionee’s Termination of Service (other than by the Company for Cause);
(c)    The start of business on the date of the Optionee’s Termination of Service by the Company for Cause; or
(d)    If a Change in Control occurs, such later date through which the Option may be exercised by the Optionee (or the Optionee’s legal guardian or legal representative) as provided in Section 12.2(d)(iii) of the Plan.

ARTICLE IV.
EXERCISE OF OPTION
4.1    Person Eligible to Exercise. Except as provided in Section 5.2 hereof, during the lifetime of the Optionee, only the Optionee may exercise the Option or any portion thereof. After the death of the Optionee, any exercisable portion of the Option may, prior to the time when the Option becomes unexercisable under Section 3.3 hereof, be exercised by the deceased Optionee’s beneficiary or by any person empowered to do so under the deceased Optionee’s will or under the then-applicable laws of descent and distribution, subject to Section 10.3(c) of the Plan.
4.2    Partial Exercise. Any exercisable portion of the Option or the entire Option, if then wholly exercisable, may be exercised in whole or in part at any time prior to the time when the Option or portion thereof becomes unexercisable under Section 3.3 hereof. However, the Option shall not be exercisable with respect to fractional shares.

4.3    Manner of Exercise. The Option, or any exercisable portion thereof, may be exercised solely by delivery to the stock administrator of the Company (or any other person or entity designated by the Company) of all of the following prior to the time when the Option or such portion thereof becomes unexercisable under Section 3.3 hereof:
(a)    A written or electronic notice complying with the applicable rules established by the Administrator stating that the Option, or a portion thereof, is exercised. The notice shall be signed by the Optionee or other person then-entitled to exercise the Option or such portion of the Option;
(b)    Full payment of the exercise price and applicable withholding taxes for the Shares with respect to which the Option, or portion thereof, is exercised, in a manner permitted by Section 4.4 hereof;
(c)    Any other representations or documents as may be required in the Administrator’s sole discretion to effect compliance with all applicable provisions of the Securities Act, the Exchange Act, any other federal, state or foreign securities laws or regulations, the rules of any securities exchange, national market system or automated quotation system on which the Shares are listed, quoted or traded or any other applicable law; and
(d)    In the event the Option or portion thereof shall be exercised pursuant to Section 4.1 hereof by any person or persons other than the Optionee, appropriate proof of the right of such person or persons to exercise the Option (as determined by the Administrator in its sole discretion).
Notwithstanding any of the foregoing, the Company shall have the right to specify all conditions of the manner of exercise, which conditions may vary by country and which may be subject to change from time to time.
4.4    Method of Payment. Payment of the exercise price and any tax withholding shall be by any of the following, or a combination thereof, at the election of the Optionee:
(a)    Cash;
(b)    Check;
(c)    Delivery of a written or electronic notice that the Optionee has placed a market sell order with a broker with respect to Shares then issuable upon exercise of the Option, and that the broker has been directed to pay a sufficient portion of the net proceeds of the sale to the Company in satisfaction of the aggregate exercise price and/or applicable tax withholding; provided, that payment of such proceeds is then made to the Company upon settlement of such sale;
(d)    With the consent of the Administrator, surrender of other Shares which have been held by the Optionee for such period of time as may be required by the Administrator in order to avoid adverse accounting consequences and having a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares (plus applicable tax withholding, if elected by the Optionee) with respect to which the Option or portion thereof is being exercised;
(e)    With the consent of the Administrator, surrendered Shares issuable upon the exercise of the Option having a Fair Market Value on the date of exercise equal to the aggregate exercise price of the Shares (plus applicable tax withholding, if elected by the Optionee) with respect to which the Option or portion thereof is being exercised; or

(f)    With the consent of the Administrator, such other form of legal consideration as may be acceptable to the Administrator.
4.5    Conditions to Issuance of Stock Certificates. The Shares deliverable upon the exercise of the Option, or any portion thereof, may be either previously authorized but unissued Shares, treasury Shares or issued Shares which have been purchased on the open market. Such Shares shall be fully paid and nonassessable. The Company shall not be required to issue or deliver any certificates or make any book entries evidencing Shares purchased upon the exercise of the Option or portion thereof prior to fulfillment of the conditions set forth in Section 10.4 of the Plan.
4.6    Rights as Stockholder. The holder of the Option shall not be, nor have any of the rights or privileges of, a stockholder of the Company, including, without limitation, voting rights and rights to dividends, in respect of any Shares purchasable upon the exercise of any part of the Option unless and until such Shares shall have been issued by the Company to such holder (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company). No adjustment shall be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 12.2 of the Plan.
ARTICLE V.
OTHER PROVISIONS
5.1    Administration. The Administrator shall have the power to interpret the Plan and this Agreement as provided in the Plan. All interpretations and determinations made by the Administrator in good faith shall be final and binding upon the Optionee, the Company and all other interested persons.
5.2    Transferability of Option. Without limiting the generality of any other provision hereof, the Option shall be subject to the restrictions on transferability set forth in Section 10.3 of the Plan.
5.3    Adjustments. The Optionee acknowledges that the Option is subject to modification and termination in certain events as provided in this Agreement and Article 12 of the Plan.
5.4    Tax Consultation. The Optionee understands that the Optionee may suffer adverse tax consequences as a result of the grant, vesting and/or exercise of the Option, and/or with the purchase or disposition of the Shares subject to the Option. The Optionee represents that the Optionee has consulted with any tax consultants the Optionee deems advisable in connection with the purchase or disposition of such shares and that the Optionee is not relying on the Company for any tax advice.
5.5    Optionee’s Representations. The Optionee shall, if required by the Company, concurrently with the exercise of all or any portion of this Option, make such written representations as are deemed necessary or appropriate by the Company and/or the Company’s counsel.
5.6    Section 409A. This Agreement and the Grant Notice shall be interpreted in accordance with the requirements of Section 409A of the Code. The Administrator may, in its discretion, adopt such amendments to the Plan, this Agreement or the Grant Notice or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, as the Administrator determines are necessary or appropriate to comply with the requirements of Section 409A of the Code or an available exemption thereof; provided, however, that the Administrator shall have no obligation to take any such action(s) or to indemnify any person from failing to do so.

5.7    Amendment, Suspension and Termination. To the extent permitted by the Plan, this Agreement may be wholly or partially amended or otherwise modified, suspended or terminated at any time or from time to time by the Administrator or the Board; provided, however, that, except as may otherwise be provided by the Plan, no amendment, modification, suspension or termination of this Agreement shall adversely affect the Option in any material way without the prior written consent of the Optionee.
5.8    Not a Contract of Service Relationship. Nothing in this Agreement or in the Plan shall confer upon the Optionee any right to continue to serve as an Employee, Director, Consultant or other service provider of the Company or any of its Affiliates or shall interfere with or restrict in any way the rights of the Company and its Affiliates, which rights are hereby expressly reserved, to discharge or terminate the services of the Optionee at any time for any reason whatsoever, with or without Cause, except to the extent expressly provided otherwise in a written agreement between the Company or an Affiliate and the Optionee.
5.9    Limitations Applicable to Section 16 Persons. Notwithstanding any other provision of the Plan or this Agreement, if the Optionee is subject to Section 16 of the Exchange Act, then the Plan, the Option and this Agreement shall be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including any amendment to Rule 16b-3 of the Exchange Act) that are requirements for the application of such exemptive rule. To the extent permitted by applicable law, this Agreement shall be deemed amended to the extent necessary to conform to such applicable exemptive rule.
5.10    Conformity to Securities Laws. The Optionee acknowledges that the Plan and this Agreement are intended to conform to the extent necessary with all provisions of the Securities Act and the Exchange Act, and any and all regulations and rules promulgated by the Securities and Exchange Commission thereunder, as well as all applicable state securities laws and regulations. Notwithstanding anything herein to the contrary, the Plan shall be administered, and the Option is granted and may be exercised, only in such a manner as to conform to such laws, rules and regulations. To the extent permitted by applicable law, the Plan and this Agreement shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.
5.11    Limitation on the Optionee’s Rights. Participation in the Plan confers no rights or interests other than as herein provided. This Agreement creates only a contractual obligation on the part of the Company as to amounts payable and shall not be construed as creating a trust. The Plan, in and of itself, has no assets. The Optionee shall have only the rights of a general unsecured creditor of the Company and its Affiliates with respect to amounts credited and benefits payable, if any, with respect to the Option, and rights no greater than the right to receive the Common Stock as a general unsecured creditor with respect to Options, as and when payable hereunder.
5.12    Successors and Assigns. The Company or any Affiliate may assign any of its rights under this Agreement to single or multiple assignees, and this Agreement shall inure to the benefit of the successors and assigns of the Company and its Affiliates. Subject to the restrictions on transfer set forth in this Article 5, this Agreement shall be binding upon the Optionee and his or her heirs, executors, administrators, successors and assigns.
5.13    Entire Agreement. The Plan, the Grant Notice and this Agreement (including all Exhibits thereto, if any) constitute the entire agreement of the parties and supersede in their entirety all prior undertakings and agreements of the Company and its Affiliates and the Optionee with respect to the subject matter hereof.
5.14    Notices. Any notice to be given under the terms of this Agreement to the Company shall be addressed to the Company in care of the Secretary of the Company at the Company’s principal office,

and any notice to be given to the Optionee shall be addressed to the Optionee at the Optionee’s last address reflected on the Company’s records. Any notice shall be deemed duly given when sent via email or when sent by reputable overnight courier or by certified mail (return receipt requested) through the United States Postal Service.
5.15    Governing Law. The laws of the State of Delaware shall govern the interpretation, validity, administration, enforcement and performance of the terms of this Agreement regardless of the law that might be applied under principles of conflicts of laws.
5.16    Titles. Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.

EXHIBIT B
TO STOCK OPTION GRANT NOTICE

CONSENT OF SPOUSE
I, _______________, spouse of _______________, have read and approve the Stock Option Grant Notice (the “Grant Notice”) to which this Consent of Spouse is attached and the Stock Option Agreement (the “Agreement”) attached to the Grant Notice. In consideration of issuing to my spouse the shares of the common stock of SeaSpine Holdings Corporation set forth in the Grant Notice, I hereby appoint my spouse as my attorney-in-fact in respect to the exercise of any rights under the Agreement and agree to be bound by the provisions of the Agreement insofar as I may have any rights in said Agreement or any shares of the common stock of SeaSpine Holdings Corporation issued pursuant thereto under the community property laws or similar laws relating to marital property in effect in the state of our residence as of the date of the signing of the foregoing Agreement.

Dated: _______________                _______________________________
Signature of Spouse